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                              CELLPRO, INCORPORATED
                         RESTATED 1989 STOCK OPTION PLAN

                 RESTATED AND AMENDED EFFECTIVE FEBRUARY 1, 1996

                                   ARTICLE ONE
                               GENERAL PROVISIONS

        I.        PURPOSES OF THE PLAN

                  This Restated 1989 Stock Option Plan (the "Plan") is intended to promote the interests of CellPro, Incorporated, a Delaware corporation (the "Company"), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations), (ii) the non-employee members of the Company's Board of Directors and (iii) consultants and independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

                  For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                         (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                        (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       II.        STRUCTURE OF THE PLAN

                  A. Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option
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Grant Program, eligible members of the Company's Board of Directors (the
"Board") will automatically receive periodic option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

                  B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

      III.        ADMINISTRATION OF THE PLAN

                  A. The Discretionary Option Grant Program shall be administered by one or more committees comprised of members of the Company's Board of Directors (the "Board"). The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to officers and employee-directors of the Company subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of one or more Board members (the "Secondary Committee"). No Board member shall be eligible to serve on the Primary Committee if such individual has, within the relevant period designated below, received an option grant or stock issuance under this Plan (other than pursuant to the Automatic Option Grant Program in effect under Article Three) or under any other stock plan of the Company (or any parent or subsidiary corporation):

                         (i) for each of the initial members of the Primary Committee, the period commencing with the Effective Date of the Discretionary Option Grant Program and ending with the date of his or her appointment to the Primary Committee, or

                        (ii) for any successor or substitute member, the twelve
         (12)-month period immediately preceding the date of his or her appointment to the Primary Committee or (if shorter) the period commencing with the Effective Date of the Discretionary Option Grant Program and ending with the date of his or her appointment to the Primary Committee.

                  Members of the Primary Committee and the Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                  B. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of Section III.B of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, such program and any outstanding

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option thereunder as it may deem necessary or advisable. Decisions of the Plan
Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option.

                  C. Service on the Primary or Secondary Committee shall constitute service as a Board member, and members of either committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the committee. No member of either committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

                  D. Administration of the Automatic Option Grant Program shall be self-executing, and the Plan Administrator shall not exercise any discretionary functions under such program.

       IV.        ELIGIBILITY FOR OPTION GRANTS

                  A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two of the Plan shall be limited to the following:

                         (i) officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations); and

                        (ii) those consultants or independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

                  B. Non-employee members of the Board shall not be eligible to participate in the Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Company (or its parent or subsidiary corporations). However, non-employee members of the Board shall be eligible to receive automatic option grants pursuant to the provisions of Article Three.

                  C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.

        V.        STOCK SUBJECT TO THE PLAN


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                  A. The stock issuable under the Plan shall be shares of the
Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,155,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section V.

                  B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate over the term of the Plan. The foregoing limitation shall not be applicable to options granted on or before December 31, 1994.

                  C. Should an option expire or terminate for any reason prior to exercise in full (including options cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof cancelled in accordance with Section V of Article Two or Section III of Article Three and shares repurchased by the Company pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants under the Plan.

                  D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the aggregate number of shares issuable under the Plan, (ii) the number of shares and price per share of the Common Stock subject to each outstanding option under the Discretionary Option Grant Program, (iii) the number of shares per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (iv) the number of shares and price per share of the Common Stock subject to each automatic grant outstanding under the Automatic Option Grant Program. The purpose of such adjustments shall be to preclude the enlargement or dilution of rights and benefits under the outstanding options.

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                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

        I.        TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

         A.       Option Price.

                  1. The option price per share shall be fixed by the Plan Administrator; provided, however, that in no event shall the option price per share be less than fifty percent (50%) of the fair market value per share of Common Stock on the date of the option grant.

                  2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                  - full payment in cash or cash equivalents; or

                  - full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                  - payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalent; or

                  - payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the certificates for the

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         purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                  3. The fair market value per share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                           (a) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                           (b) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         B.       Term and Exercise of Options.

                  Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

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         C.       Effect of Termination of Employment.

                  1. Should an optionee (i) cease to remain in the Service of the Company while holding one or more outstanding options under this Article Two or (ii) die within three (3) months after cessation of Service, then such option or options shall not (except to the extent otherwise provided pursuant to Section VII of this Article Two) remain exercisable for more than a thirty-six
(36) month period following the date of such cessation of Service, in the event such Service terminates by reason of death or permanent disability, or remain exercisable for more than a three (3) month period following the date of such cessation of Service, in the event such Service terminates for any other reason. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such limited exercise period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                  2. To the extent any option remains exercisable, in accordance with subparagraph 1. above, for one or more option shares following the optionee's death, such option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Except to the extent otherwise provided pursuant to
Section VII of this Article Two, such exercise must occur prior to the earlier of (i) thirty-six (36) months following the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                  3. Should (i) the optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options granted the optionee under this Article Two shall terminate immediately and cease to be exercisable.

                  4. Notwithstanding subparagraphs 1 and 2 above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the time the optionee ceases Service, to permit one or more options granted under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 or 2 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                  5. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

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                           a. The optionee shall be deemed to remain in the
         Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                           b. The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                           c. The term permanent disability shall have the meaning assigned to such term in Section 22(e)(3) of the Internal Revenue Code.

                  6.       Stockholder Rights.

                  An optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price.

                  7.       Repurchase Rights.

                  The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

                           a. The Plan Administrator may in its discretion subject one or more shares of Common Stock issued under this Article Two Program to repurchase by the Company (or its assignees). Any such repurchase right shall be exercisable by the Company, at the option price paid per share, for any or all unvested shares of Common Stock held by the optionee under this Article Two at the time of his or her cessation of Service. The specific terms and conditions upon which such repurchase right shall be so exercisable by the Company (or its assignees), including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service, shall be determined by the Plan Administrator and set forth in the instrument evidencing such right.

                           b. The Plan Administrator may assign the Company's repurchase rights to any person or entity selected by the Plan Administrator, including one or more stockholders of the Company.

                           c. All of the Company's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under


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         Section III of this Article Two, except to the extent: (i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

       II.        INCENTIVE OPTIONS

                  The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                  A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

                  B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                  C. 10% Stockholder. If any individual to whom an Incentive Option is to be granted pursuant to the provisions of the Discretionary Option Grant Program (including options granted pursuant to the cancellation and regrant provisions of Section IV of this Article Two) is on the date of grant the owner of stock (as determined under Section 425(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

                  Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

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      III.        CORPORATE TRANSACTIONS/CHANGES IN CONTROL

                  A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

                         (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

                  C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

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                  D. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  E. The Plan Administrator shall have the discretionary authority, exercisable in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Company's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

                  F. For purposes of this Section III, a Change in Control shall be deemed to occur upon:

                                  (i) the acquisition by any person or related
         group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept, or

                                  (ii) a change in the composition of the Board
         over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
         (A) who were still in office at the time such election or nomination was approved by the Board.

                  G. Any options accelerated in connection with the Change in Control will remain fully exercisable until the expiration or sooner termination of the option term.

                  H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the applicable dollar limitation of Section II.

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       IV.        CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date (or one hundred percent (100%) of such fair market value in the case of an Incentive Option).

        V.        SURRENDER OF OPTIONS FOR CASH OR STOCK

                  A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                  B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                  D. Notwithstanding the foregoing provisions of this Section V, one or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Discretionary Option Grant Program. Any option with such a limited stock appreciation right shall automatically be cancelled upon the occurrence of a Hostile Take-Over, and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the



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consent of the Board shall be required in connection with such option cancellation and cash distribution.

                  E. For purposes of Section V.D, the following definitions shall be in effect:

                           A Hostile Take-Over shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept.

                           The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of
         Section I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

                  F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this
Section V shall NOT be available for subsequent option grants under the Plan.

       VI.        LOANS OR GUARANTEE OF LOANS

                  The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

      VII.        EXTENSION OF EXERCISE PERIOD

                  The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

        I.        TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                  A. Grant Dates. Option grants shall be made on the dates specified below:

                           1.       Each Eligible Director who is first elected
or appointed as a non-employee Board member on or after June 2, 1995 shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 20,000 shares of Common Stock.

                           2.       On the date of each Annual Stockholders
Meeting, beginning with the 1995 Annual Meeting, each individual who is to continue to serve as an Eligible Director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board Service.

                           3.       For purposes of this Article Three, Eligible
Director shall mean a non- employee Board member eligible to participate in the Automatic Option Grant Program, except that an individual who serves as the designee of a corporation which has the contractual right to designate a Board nominee shall not be an Eligible Director.

                           4.       Except for the option grants to be made
pursuant to the provisions of this Automatic Option Grant Program, Eligible Directors (and any other non-employee member of the Board) shall not be eligible to receive any additional option grants under this Plan or any other stock plan of the Company (or its subsidiary corporations). The Automatic Option Grant Program under this Plan was amended on June 2, 1995. The provisions of this Article Three apply to automatic options granted from and after June 2, 1995. Automatic options granted prior to June 2, 1995 are governed by this Plan as in effect prior to the 1995 Restatement.

                           5.       The 20,000-share or 10,000-share limitation
per automatic option grant to each Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.D of Article One.

                  B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

                  C.       Payment.

                           The exercise price shall be shall be payable in one
of the alternative forms specified below:

                         (i) full payment in cash or check made payable to the Company's order; or

                        (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                       (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order, or

                        (iv) full payment through a sale and remittance procedure pursuant to which the optionee (a) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and
         (b) shall concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  For purposes of this subparagraph, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

                  D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

                  E. Exercisability. The 20,000-share initial option grant shall become exercisable for the Option Shares upon completion of five (5) years of continuous Board Service, measured from the automatic grant date. Notwithstanding the foregoing, for each year (measured from and after the automatic grant date) in which optionee attends at least seventy-five percent (75%) of the regularly scheduled Board meetings during such year, twenty-five percent (25%) of the Option Shares shall accelerate and shall become exercisable as of the last day of such year. The 10,000-share subsequent option grants shall become exercisable for the Option Shares upon completion of one (1) year of continuous Board Service, measured from the automatic grant date. Notwithstanding the foregoing, if optionee attends at least seventy-five percent (75%) of the regularly-scheduled Board meetings during such year (measured from the automatic grant date), the Option Shares shall accelerate and shall become exercisable as of the last day of such year.

                  F. Non-Transferability. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

                  G. Effect of Termination of Board Membership.

                     1. Should the optionee cease to be a Board member for any reason (other than death) while holding one or more automatic option grants under this Automatic Option Grant Program, then such optionee shall have up to a six (6) month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time Board membership ceases.

                     2. Should the optionee die while holding one or more outstanding automatic option grants under this Automatic Option Grant Program, then each such option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the optionee's death.

                     3. In no event shall any automatic grant under this Automatic Option Grant Program remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

                  H. Stockholder Rights. The holder of an automatic option grant under this Automatic Option Grant Program shall have none of the rights of a stockholder with respect to any shares covered by such option until such individual shall have exercised the option and paid the exercise price for the purchased Shares.

                  I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Statutory Stock Option Agreement attached as Exhibit A to the Plan.

       II.        CORPORATE TRANSACTION/HOSTILE TAKE-OVER

                  A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                        (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

                        (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the exercisability of each automatic option grant outstanding under this Article Three shall automatically be accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Three shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

                  B. Upon the occurrence of a Hostile Take-Over, each automatic option grant which has been outstanding under this Automatic Option Grant Program for a period of at least six (6) months shall automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

                  C. For purposes of this Section III, the following definitions shall be in effect:

                           A Hostile Take-Over shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept.

                           The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of
         Section I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

                  D. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

                  E. The automatic option grants outstanding under this Automatic Option Grant Program shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.        AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

                  A. Limited Amendments. The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

        I.        AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section III of Article Three. In addition, the Board shall not, without the approval of the Company's stockholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section V.D of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

       II.        TAX WITHHOLDING

                  A. The Company's obligation to deliver shares or cash upon the exercise or surrender of stock options or stock appreciation rights granted under the Discretionary Option Grant Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all holders of outstanding option grants under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock purchased or issued pursuant to such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

      III.        EFFECTIVE DATE AND TERM OF PLAN

                  A. Unless sooner terminated in accordance with Section III of Article Two and Section II of Article Three, the Plan shall terminate upon the earlier of (i) June 1, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                  B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

                  C. On March 31, 1993, the Plan was amended to increase the number of shares issuable under the Option Plan by 780,000 shares to an aggregate of 2,655,000 shares. The amendment was approved by the Company's stockholders on August 27, 1993. Article One, Section III of the Plan was amended effective August 26, 1993 to permit the establishment of a secondary committee to administer the Plan and Article Three, Section I.A was amended effective December 1, 1993 to modify the eligibility provisions for non-employee directors. The provisions of the December 1, 1993 restatement of the Plan shall apply only to options granted under the Plan from and after the December 1, 1993 effective date of such restatement. On June 2, 1995, the Plan was amended and restated in order to (1) extend the term of the Plan to June 1, 2005, (2) increase the number of shares for which automatic option grants would be made to eligible non-employee Board members and provide for vesting of initial grants over a four-year period, and (3) comply with Section 162(m) ("1995 Restatement"). The 1995 Restatement was approved by the stockholders at the 1995 Annual Meeting of Stockholders. On February 1, 1996, the Plan was amended to increase the number of shares issuable under the Option Plan by 500,000 shares to an aggregate of 3,155,000 shares. This amendment will be submitted to the stockholders for approval at the 1996 Annual Meeting of Stockholders. Options may be granted under this Plan at any time before the date fixed herein for termination of the Plan.

       IV.        USE OF PROCEEDS

                  Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

        V.        REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

       VI.        NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the restated Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.